Exhibit 10.1
AMENDMENT NO. 1 TO THE ADMINISTRATIVE SERVICES AGREEMENT
     This AMENDMENT NO. 1 TO THE ADMINISTRATIVE SERVICES AGREEMENT (this “Amendment”), dated as of October 21, 2011, is made by and between Navios Maritime Partners L.P., a Marshall Islands limited partnership (“NMLP”) and Navios ShipManagement Inc., a Marshall Islands corporation (“NSM”, and together with NMLP, the “Parties”) and amends the Administrative Services Agreement (the “Agreement”) entered into among the Parties on November 16, 2007. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given them in the Agreement.
W I T N E S S E T H:
     WHEREAS, the Parties desire to amend the Agreement.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
     1. Section 10 the Agreement shall be amended and restated as follows:
     “Term And Termination. This Agreement shall have a term until December 31, 2017 unless terminated by either party hereto on not less than one hundred and twenty (120) days notice if:
     (a) in the case of NMLP, there is a Change of Control of NSM;
     (b) in the case of NSM, there is a Change of Control of NGP or NMLP;
     (c) the other party breaches this Agreement;
     (d) a receiver is appointed for all or substantially all of the property of the other party;
     (e) an order is made to wind-up the other party;
     (f) a final judgment, order or decree which materially and adversely affects the ability of the other party to perform this Agreement shall have been obtained or entered against that party and such judgment, order or decree shall not have been vacated, discharged or stayed; or
     (g) the other party makes a general assignment for the benefit of its creditors, files a petition in bankruptcy or for liquidation, is adjudged insolvent or bankrupt, commences any proceeding for a reorganization or arrangement of debts, dissolution or liquidation under any law or statute or of any jurisdiction applicable thereto or if any such proceeding shall be commenced.
     At any time after the first anniversary of this Agreement, this Agreement may be terminated by either party hereto on not less than three hundred and sixty-five (365) days notice for any reason other than any of the reasons set forth in the immediately preceding paragraph.

     2. Full Force and Effect. Except as modified by this Amendment, all other terms and conditions in the Agreement shall remain in full force and effect.
     3. Effect. Unless the context otherwise requires, the Agreement, as amended, and this Amendment shall be read together and shall have effect as if the provisions of the Agreement, as amended, and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Agreement shall mean the Agreement, as amended, as further modified by this Amendment.
     4. Counterparts. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.
[Remainder of page intentionally left blank. Signature page to follow.]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

NAVIOS MARITIME PARTNERS L.P.

/s/ Efstratios Desypris
By: Efstratios Desypris
Title: Chief Financial Officer

NAVIOS SHIPMANAGEMENT INC.

/s/ George Achniotis
By: George Achniotis
Title: President/Director
[Signature Page — Amendment No. 1 to Administrative Services Agreement]